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                                                               EXHIBIT 10(xx)(i)

                            BORDEN FOODS CORPORATION
                         SUMMARY OF TERMS OF EMPLOYMENT
                              FOR: DOUGLAS A. SMITH

Title:                       Chairman and CEO of Borden Foods Corporation

Base Salary:                 U.S. $500,000 per year, paid bimonthly

Start Date:                  On or before November 1, 1995

Start Bonus:                 Start bonus of U.S. $250,000 (gross) to offset
                             lost 1995 Kraft bonus income, to be paid after you start with Borden, or later if you so elect.

Bonus Opportunity:           You are eligible to participate in the Management
                             Incentive Plan with an opportunity to earn 60%, at target, beginning January 1, 1996.

Bonus Guarantee:             U.S. $250,000 guaranteed for 1996 under the
                             Management Incentive Plan with a maximum of U.S.
                             $600,000 or 2 times target of 60%.

Equity Investment:           We will provide U.S. $200,000 (net) with which to
                             invest in the management equity plan.

                             Management Equity Plan share purchase limit of U.S. $500,000.

Retirement/Savings           Plan: As part of your employment agreement,
                             you agree to participate in our 401K
                             Retirement Savings program at a minimum
                             contribution level of 5% for 12 full months.

Company Agreements:          Enclosed are a Security and Invention Agreement,
                             Ethics Agreement and Conflict of Interest
                             Agreement. Please review and sign these
                             agreements.

Relocation:                  Borden agrees to cover relocation expenses (up to
                             the limits of our policy) that are not covered by your current company.

Severance:                   2 years

Perquisites:                 Cash perquisite package of U.S. $30,000 annually.

Other:                       Business use of Borden Services aircraft.
                             Commuting expense reimbursement through June 1996. Tax equalization through June 1996.
                             4 weeks vacation.

Offer Accepted:              By:/s/  Douglas A. Smith      Date:      10/26/95